EXHIBIT 99.1

New Release

June 19, 2012

For Release:    Immediately

Contact:          Denise D. VanBuren, (845) 471-8323

CH Energy Shareholders Approve Acquisition by Fortis Inc.

(Poughkeepsie, NY) Shareholders of CH Energy Group Inc. (NYSE:CHG) voted overwhelmingly today to approve the proposed acquisition of the Company by Fortis Inc. (TSX:FTS). Approximately 92 percent of the shares cast were voted in favor of becoming part of Fortis, Canada’s largest investor-owned distribution utility, at the Special Meeting of Shareholders held today. “This affirmation is a positive step toward a new partnership that will provide benefits for shareholders, customers, employees and the communities we serve,” said Chairman, President and CEO Steven V. Lant.

Subject to regulatory approvals and other customary conditions, the transaction is expected to close in the first quarter of 2013.  “Shareholder approval is a critical milestone toward completing the transaction,” said Lant. “The merger will deliver significant value to CH Energy Group shareholders.” The all-cash transaction will provide U.S. $65 per share to common shareholders of CH Energy Group, parent company of Central Hudson Gas & Electric Corporation, upon closing.

The merger will also allow utility subsidiary Central Hudson to operate as a standalone company, with little change in day-to-day operations. Fortis has committed to retain all employees, and to continue Central Hudson’s longstanding support of local community organizations. “Furthermore, Fortis has committed to provide more than $20 million in customer benefits over five years once the transaction is approved, including $2 million in avoided costs per year; establishment of a $5 million benefit fund to support customer and community outreach programs; an additional $5 million to absorb costs that would normally be recovered in rates from customers; and a one-year rate freeze through July 2014,” said Lant.

The merger would bring the experience and knowledge of Fortis utility companies to Central Hudson so that best practices can be learned and shared among all subsidiary operations. “Fortis has access to capital that could enhance Central Hudson’s ability to make investments in the electric and gas system to improve customer service and system reliability,” said Lant.

Shareholders also voted on a non-binding, advisory basis to approve executive compensation related to the merger, with more than 76 percent of the votes cast at the Special Meeting of Shareholders in favor of such an approval.

In coming months, the transaction will be reviewed by the Federal Energy Regulatory Commission, Securities and Exchange Commission, the U.S. Department of Justice, the Federal Trade Commission and the New York State Public Service Commission. For more information, visit www.CHEnergyGroup.com.

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 About CH Energy Group, Inc.: CH Energy Group, Inc. is predominantly an energy delivery company headquartered in Poughkeepsie, NY. Regulated transmission and distribution subsidiary Central Hudson Gas & Electric Corporation serves approximately 300,000 electric and about 75,000 natural gas customers in eight counties of New York State’s Mid-Hudson River Valley, delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany.  CH Energy Group also operates Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary composed primarily of Griffith Energy Services, which supplies petroleum products and related services to approximately 56,000 customers in the Mid Atlantic Region.

CH Energy Group's mission is to provide electricity, natural gas, petroleum and related services to an expanding customer base in a safe, reliable, courteous and affordable manner; to produce growing financial returns for shareholders; to foster a culture that encourages employees to reach their full potential; and to be a good corporate citizen.

Forward-Looking Statements

Statements included in this communication which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group, Inc.’s  and Central Hudson Gas & Electric Company’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the proposed acquisition by a subsidiary of Fortis, Inc. and the expected timing of the transaction, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the proposed Fortis transaction will not be satisfied or waived; the ability to obtain regulatory approvals of the proposed Fortis transaction and the timing thereof;  deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism; and other factors described in, or incorporated by reference in, CH Energy Group Inc.'s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”).  CH Energy Group and Central Hudson  undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  Given these uncertainties, undue reliance should not be placed on the forward-looking statements.